EXHIBIT 99.1

Contact:
Investors:	Kelsey DeBriyn
724.820.3927
kelsey.debriyn@ansys.com
Media:	Mary Kate Joyce
724.820.4368
marykate.joyce@ansys.com

Ansys Announces Financial Results
With Record Q4 and FY 2022 ACV, Revenue, Diluted EPS and Operating Cash Flow

Initiates Q1 and FY 2023 Outlook

Details related to our financial guidance, including assumptions, are included in our prepared remarks document.

/ Key Highlights - Q4 2022

•GAAP revenue of $694.1 million and non-GAAP revenue of $694.7 million
•GAAP diluted earnings per share of $2.95 and non-GAAP diluted earnings per share of $3.09
•GAAP operating profit margin of 37.5% and non-GAAP operating profit margin of 48.0%
•Operating cash flows of $174.0 million and unlevered operating cash flows of $181.1 million
•Annual contract value (ACV) of $818.0 million

/ Key Highlights - FY 2022

•GAAP revenue of $2,065.6 million and non-GAAP revenue of $2,072.9 million
•GAAP diluted earnings per share of $5.99 and non-GAAP diluted earnings per share of $7.99
•GAAP operating profit margin of 28.7% and non-GAAP operating profit margin of 42.0%
•Operating cash flows of $631.0 million and unlevered operating cash flows of $648.1 million
•ACV of $2,031.7 million
•Deferred revenue and backlog of $1,416.8 million on December 31, 2022

PITTSBURGH, PA, February 22, 2023/Globe Newswire/ -- ANSYS, Inc. (NASDAQ: ANSS), today reported fourth quarter 2022 GAAP and non-GAAP revenue growth of 6% and 5% in reported currency, respectively, or 11% and 10% in constant currency, respectively, when compared to the fourth quarter of 2021. For FY 2022, GAAP and non-GAAP revenue growth was 8% and 7% in reported currency, respectively, or 14% and 13% in constant currency, respectively, when compared to FY 2021. For the fourth quarter of 2022, the Company reported diluted earnings per share of $2.95 and $3.09 on a GAAP and non-GAAP basis, respectively, compared to $2.30 and $2.81 on a GAAP and non-GAAP basis, respectively, for the fourth quarter of 2021. For FY 2022, the Company reported diluted earnings per share of $5.99 and $7.99 on a GAAP and non-GAAP basis, respectively, compared to $5.16 and
Q4 2022 Financial Results // 1

$7.37 on a GAAP and non-GAAP basis, respectively, for FY 2021. Additionally, the Company reported fourth quarter and FY 2022 ACV growth of 8% and 9% in reported currency, respectively, and 13% and 14% in constant currency, respectively.

“2022 was an outstanding year for Ansys. Our focus on customer success, product leadership and execution drove double-digit constant currency ACV and revenue growth for the fourth quarter and full year. Our excellent performance is evidence of the significant value that our best-in-class multiphysics product portfolio delivers to our customers as well as the immense opportunity that lies ahead of Ansys,” said Ajei Gopal, Ansys president and CEO. “Our customers continue to rely on Ansys simulation to drive innovation across their next-generation products. We recently released the latest version of our portfolio, which is helping users to bring smarter, more sustainable products to market faster and at lower costs.”

Gopal further stated, “I am also proud to say that we achieved over $2.0 billion in ACV in 2022, which exceeds the 2022 ACV target outlined at our 2019 investor day. We did this despite a global pandemic, the war in Ukraine and trade sanctions, that made for a challenging and volatile macroeconomic environment with unprecedented foreign exchange headwinds. Looking ahead to 2023 and beyond, I am confident in our ability to continue to meet the 2025 goals we outlined in our investor update last August.”

Nicole Anasenes, Ansys CFO, stated, “Q4 concluded another excellent year and demonstrated the strength and resilience of our business model against a backdrop of consistent customer demand for simulation and exceptional execution by the Ansys team. We exceeded our financial guidance across all key metrics for the quarter and the full year. With strong, consistent growth throughout 2022, ACV and non-GAAP revenue grew 14% and 13% in constant currency, respectively, on a full-year basis. In FY 2022, we saw broad-based growth across geographies, industries and customer types. We are entering 2023 with momentum and a robust pipeline and backlog, which gives us continued confidence in achieving our long-term outlook of 12% ACV CAGR and $3.0 billion of unlevered operating cash flow from 2022-2025.”

The non-GAAP financial results highlighted, and the non-GAAP financial outlook for 2023 discussed below, represent non-GAAP financial measures. Reconciliations of these measures to the appropriate GAAP measures, for the three and twelve months ended December 31, 2022 and 2021, and for the 2023 financial outlook, can be found later in this release.

/ Financial Results
Ansys' fourth quarter and FY 2022 and 2021 financial results are presented below. The 2022 and 2021 non-GAAP results exclude the income statement effects of the acquisition accounting adjustments to deferred revenue from business combinations closed prior to 2022, stock-based compensation, excess payroll taxes related to stock-based compensation, amortization of acquired intangible assets, expenses related to business combinations and adjustments for the income tax effect of the excluded items.
GAAP and non-GAAP results are as follows:

	GAAP			Non-GAAP
(in millions, except per share data and percentages)	Q4 QTD 2022	Q4 QTD 2021	% Change	Q4 QTD 2022	Q4 QTD 2021	% Change
Revenue	$694.1	$655.7	6%	$694.7	$661.4	5%
Net income	$257.9	$203.2	27%	$270.4	$247.5	9%
Diluted earnings per share	$2.95	$2.30	28%	$3.09	$2.81	10%
Operating profit margin	37.5%	36.4%		48.0%	46.8%
Q4 2022 Financial Results // 2

	GAAP			Non-GAAP
(in millions, except per share data and percentages)	FY 2022	FY 2021	% Change	FY 2022	FY 2021	% Change
Revenue	$2,065.6	$1,906.7	8%	$2,072.9	$1,931.5	7%
Net income	$523.7	$454.6	15%	$698.9	$649.3	8%
Diluted earnings per share	$5.99	$5.16	16%	$7.99	$7.37	8%
Operating profit margin	28.7%	26.9%		42.0%	41.4%

/ Other Performance Metrics

(in millions, except percentages)	Q4 QTD 2022	Q4 QTD 2021	% Change	% Change in Constant Currency
ACV	$818.0	$755.4	8%	13%
Operating cash flows	$174.0	$101.7	71%
Unlevered operating cash flows	$181.1	$103.6	75%

(in millions, except percentages)	FY 2022	FY 2021	% Change	% Change in Constant Currency
ACV	$2,031.7	$1,870.7	9%	14%
Operating cash flows	$631.0	$549.5	15%
Unlevered operating cash flows	$648.1	$558.5	16%

Q4 2022 Financial Results // 3

ACV is a key performance metric and is useful to investors in assessing the strength and trajectory of our business. ACV is a supplemental metric to help evaluate the annual performance of the business. Over the life of the contract, ACV equals the total value realized from a customer. ACV is not impacted by the timing of license revenue recognition. ACV is used by management in financial and operational decision-making and in setting sales targets used for compensation. ACV is not a replacement for, and should be viewed independently of, GAAP revenue and deferred revenue as ACV is a performance metric and is not intended to be combined with any of these items. There is no GAAP measure comparable to ACV. ACV is composed of the following:

•the annualized value of maintenance and subscription lease contracts with start dates or anniversary dates during the period, plus

•the value of perpetual license contracts with start dates during the period, plus

•the annualized value of fixed-term services contracts with start dates or anniversary dates during the period, plus

•the value of work performed during the period on fixed-deliverable services contracts.

When we refer to the anniversary dates in the definition of ACV above, we are referencing the date of the beginning of the next twelve-month period in a contractually committed multi-year contract. If a contract is three years in duration, with a start date of July 1, 2022, the anniversary dates would be July 1, 2023 and July 1, 2024. We label these anniversary dates as they are contractually committed. While this contract would be up for renewal on July 1, 2025, our ACV performance metric does not assume any contract renewals.

Example 1: For purposes of calculating ACV, a $100,000 subscription lease contract or a $100,000 maintenance contract with a term of July 1, 2022 – June 30, 2023, would each contribute $100,000 to ACV for fiscal year 2022 with no contribution to ACV for fiscal year 2023.

Example 2: For purposes of calculating ACV, a $300,000 subscription lease contract or a $300,000 maintenance contract with a term of July 1, 2022 – June 30, 2025, would each contribute $100,000 to ACV in each of fiscal years 2022, 2023 and 2024. There would be no contribution to ACV for fiscal year 2025 as each period captures the full annual value upon the anniversary date.

Example 3: A perpetual license valued at $200,000 with a contract start date of March 1, 2022 would contribute $200,000 to ACV in fiscal year 2022.

/ Management's 2023 Financial Outlook
The Company's first quarter and FY 2023 revenue, diluted earnings per share and ACV guidance is provided below. The Company is also providing its FY 2023 guidance for operating cash flows and unlevered operating cash flow. The revenue and diluted earnings per share guidance is provided on both a GAAP and non-GAAP basis. Non-GAAP financial measures exclude the income statement effects of the acquisition accounting adjustments to deferred revenue from business combinations closed prior to 2022, stock-based compensation, excess payroll taxes related to stock-based compensation, amortization of acquired intangible assets, expenses related to business combinations and adjustments for the income tax effect of the excluded items.
This guidance is based on the Company's evaluation of factual information it has determined to be relevant and the application of certain assumptions made by the Company. Please refer to the Company's prepared remarks document for additional information regarding the Company's financial guidance, including its assumptions regarding overall business dynamics.

Q4 2022 Financial Results // 4

/ First Quarter 2023 Guidance
The Company currently expects the following for the quarter ending March 31, 2023:

(in millions, except percentages and per share data)	GAAP			Non-GAAP
Revenue	$482.5	-	$507.5	$482.5	-	$507.5
Revenue Growth Rate	13.5%	-	19.4%	12.6%	-	18.4%
Revenue Growth Rate — Constant Currency	15.7%	-	21.9%	14.7%	-	20.9%
Diluted earnings per share	$0.78	-	$1.01	$1.53	-	$1.71

(in millions, except percentages)	Other Financial Metrics
ACV	$380.0	-	$400.0
ACV Growth Rate	10.4%	-	16.2%
ACV Growth Rate — Constant Currency	12.4%	-	18.6%

/ Fiscal Year 2023 Guidance
The Company currently expects the following for the fiscal year ending December 31, 2023:

(in millions, except percentages and per share data)	GAAP			Non-GAAP
Revenue	$2,242.0	-	$2,322.0	$2,242.0	-	$2,322.0
Revenue Growth Rate	8.5%	-	12.4%	8.2%	-	12.0%
Revenue Growth Rate — Constant Currency	7.2%	-	11.2%	6.9%	-	10.8%
Diluted earnings per share	$5.38	-	$6.06	$8.34	-	$8.86

(in millions, except percentages)	Other Financial Metrics
ACV	$2,265.0	-	$2,335.0
ACV Growth Rate	11.5%	-	14.9%
ACV Growth Rate — Constant Currency	9.9%	-	13.4%
Unlevered operating cash flows	$710.0	-	$760.0
Operating cash flows	$673.0	-	$723.0

Our diluted FY 2023 EPS guidance is inclusive of $44.1 million in interest expense ($36.4 million, net of tax). This compares to interest expense in FY 2022 of $22.7 million ($18.6 million, net of tax) with the significant increase in FY 2023 driven by the recent rising interest rate environment and our floating interest rate on our term loans. Because of the unpredictable nature of the interest rate environment, our go-forward guidance for operating cash flow will be on an unlevered basis. We will continue to provide a reconciliation to operating cash flow in our GAAP to Non-GAAP reconciliations. Reconciliations of the GAAP to Non-GAAP diluted EPS outlook and the operating cash flow to unlevered operating cash flow outlook are available in our "Reconciliations of GAAP to Non-GAAP Measures" section found later in this document.

Q4 2022 Financial Results // 5

/ Conference Call Information
Ansys will hold a conference call at 8:30 a.m. Eastern Time on February 23, 2023 to discuss fourth quarter and FY 2022 results. The Company will provide its prepared remarks on the Company’s investor relations homepage and as an exhibit in its Form 8-K in advance of the call to provide stockholders and analysts with additional time and detail for analyzing its results in preparation for the conference call. The prepared remarks will not be read on the call, and only brief remarks will be made prior to the Q&A session.
To participate in the live conference call, dial 855-239-2942 (US) or 412-542-4124 (Canada & Int’l). The call will be recorded and a replay will be available within two hours after the call. The replay will be available by dialing (877) 344-7529 (US), (855) 669-9658 (Canada) or (412) 317-0088 (Int’l) and entering the access code 3180704. The archived webcast can be accessed, along with other financial information, on Ansys' website at https://investors.ansys.com/events-presentations/events.
Q4 2022 Financial Results // 6

/ GAAP Financial Statements

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)	December 31, 2022	December 31, 2021
ASSETS:
Cash & short-term investments	$614,574	$668,028
Accounts receivable, net	760,287	645,891
Goodwill	3,658,267	3,409,271
Other intangibles, net	809,183	763,119
Other assets	845,634	838,005
Total assets	$6,687,945	$6,324,314
LIABILITIES & STOCKHOLDERS' EQUITY:
Current deferred revenue	$413,989	$391,528
Long-term debt	753,574	753,576
Other liabilities	654,531	695,162
Stockholders' equity	4,865,851	4,484,048
Total liabilities & stockholders' equity	$6,687,945	$6,324,314

Q4 2022 Financial Results // 7

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Unaudited)
	Three Months Ended		Twelve Months Ended
(in thousands, except per share data)	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Revenue:
Software licenses	$413,646	$397,977	$988,978	$945,797
Maintenance and service	280,469	257,690	1,076,575	960,918
Total revenue	694,115	655,667	2,065,553	1,906,715
Cost of sales:
Software licenses	7,711	14,196	33,081	38,156
Amortization	17,425	15,599	69,372	60,762
Maintenance and service	36,291	39,182	148,188	159,066
Total cost of sales	61,427	68,977	250,641	257,984
Gross profit	632,688	586,690	1,814,912	1,648,731
Operating expenses:
Selling, general and administrative	257,450	243,384	772,871	715,377
Research and development	111,390	101,489	433,661	404,870
Amortization	3,747	2,969	15,722	15,213
Total operating expenses	372,587	347,842	1,222,254	1,135,460
Operating income	260,101	238,848	592,658	513,271
Interest income	3,576	534	5,717	2,078
Interest expense	(9,058)	(2,811)	(22,726)	(12,405)
Other income (expense), net	1,792	(1,598)	(334)	12,410
Income before income tax (benefit) provision	256,411	234,973	575,315	515,354
Income tax (benefit) provision	(1,536)	31,802	51,605	60,727
Net income	$257,947	$203,171	$523,710	$454,627
Earnings per share – basic:
Earnings per share	$2.96	$2.33	$6.02	$5.22
Weighted average shares	87,017	87,186	87,051	87,100
Earnings per share – diluted:
Earnings per share	$2.95	$2.30	$5.99	$5.16
Weighted average shares	87,473	88,201	87,490	88,102

Q4 2022 Financial Results // 8

/ Reconciliations of GAAP to Non-GAAP Measures (Unaudited)

	Three Months Ended
	December 31, 2022
(in thousands, except percentages and per share data)	Revenue	Gross Profit	%	Operating Income	%	Net Income	EPS - Diluted[1]
Total GAAP	$694,115	$632,688	91.2%	$260,101	37.5%	$257,947	$2.95
Acquisition accounting for deferred revenue	575	575	—%	575	—%	575	0.01
Stock-based compensation expense	—	2,625	0.3%	46,009	6.7%	46,009	0.53
Excess payroll taxes related to stock-based awards	—	29	—%	588	0.1%	588	0.01
Amortization of intangible assets from acquisitions	—	17,425	2.5%	21,172	3.0%	21,172	0.24
Expenses related to business combinations	—	—	—%	4,959	0.7%	4,959	0.06
Adjustment for income tax effect	—	—	—%	—	—%	(60,884)	(0.71)
Total non-GAAP	$694,690	$653,342	94.0%	$333,404	48.0%	$270,366	$3.09
1 Diluted weighted average shares were 87,473.

	Three Months Ended
	December 31, 2021
(in thousands, except percentages and per share data)	Revenue	Gross Profit	%	Operating Income	%	Net Income	EPS - Diluted[1]
Total GAAP	$655,667	$586,690	89.5%	$238,848	36.4%	$203,171	$2.30
Acquisition accounting for deferred revenue	5,697	5,697	0.1%	5,697	0.5%	5,697	0.06
Stock-based compensation expense	—	2,556	0.4%	44,190	6.7%	44,190	0.51
Excess payroll taxes related to stock-based awards	—	112	—%	1,103	0.2%	1,103	0.01
Amortization of intangible assets from acquisitions	—	15,599	2.3%	18,568	2.8%	18,568	0.22
Expenses related to business combinations	—	—	—%	1,034	0.2%	1,034	0.01
Adjustment for income tax effect	—	—	—%	—	—%	(26,255)	(0.30)
Total non-GAAP	$661,364	$610,654	92.3%	$309,440	46.8%	$247,508	$2.81
1 Diluted weighted average shares were 88,201.
Q4 2022 Financial Results // 9

	Twelve Months Ended
	December 31, 2022
(in thousands, except percentages and per share data)	Revenue	Gross Profit	%	Operating Income	%	Net Income	EPS - Diluted[1]
Total GAAP	$2,065,553	$1,814,912	87.9%	$592,658	28.7%	$523,710	$5.99
Acquisition accounting for deferred revenue	7,333	7,333	—%	7,333	0.2%	7,333	0.08
Stock-based compensation expense	—	10,073	0.5%	168,128	8.2%	168,128	1.92
Excess payroll taxes related to stock-based awards	—	510	—%	6,118	0.3%	6,118	0.07
Amortization of intangible assets from acquisitions	—	69,372	3.4%	85,094	4.1%	85,094	0.97
Expenses related to business combinations	—	—	—%	10,335	0.5%	10,335	0.12
Adjustment for income tax effect	—	—	—%	—	—%	(101,813)	(1.16)
Total non-GAAP	$2,072,886	$1,902,200	91.8%	$869,666	42.0%	$698,905	$7.99
1 Diluted weighted average shares were 87,490.

	Twelve Months Ended
	December 31, 2021
(in thousands, except percentages and per share data)	Revenue	Gross Profit	%	Operating Income	%	Net Income	EPS - Diluted[1]
Total GAAP	$1,906,715	$1,648,731	86.5%	$513,271	26.9%	$454,627	$5.16
Acquisition accounting for deferred revenue	24,772	24,772	0.1%	24,772	1.0%	24,772	0.28
Stock-based compensation expense	—	12,390	0.6%	166,338	8.6%	166,338	1.89
Excess payroll taxes related to stock-based awards	—	1,197	—%	13,183	0.7%	13,183	0.15
Amortization of intangible assets from acquisitions	—	60,762	3.3%	75,975	3.9%	75,975	0.86
Expenses related to business combinations	—	—	—%	6,041	0.3%	6,041	0.07
Adjustment for income tax effect	—	—	—%	—	—%	(91,589)	(1.04)
Total non-GAAP	$1,931,487	$1,747,852	90.5%	$799,580	41.4%	$649,347	$7.37
1 Diluted weighted average shares were 88,102.

	Three Months Ended		Twelve Months Ended
(in thousands)	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net cash provided by operating activities	$173,972	$101,653	$631,003	$549,482
Cash paid for interest	8,652	2,425	20,844	11,146
Tax benefit	(1,557)	(461)	(3,752)	(2,118)
Unlevered operating cash flows	$181,067	$103,617	$648,095	$558,510

Q4 2022 Financial Results // 10

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Quarter Ending March 31, 2023
	Earnings Per Share - Diluted
U.S. GAAP expectation	$0.78	-	$1.01
Exclusions before tax:
Acquisition-related amortization	$0.28
Stock-based compensation and related excess payroll tax	$0.50	-	$0.57
Expenses related to business combinations	$0.03
Adjustment for income tax effect	($0.11)	-	($0.13)
Non-GAAP expectation	$1.53	-	$1.71

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Year Ending December 31, 2023
	Earnings Per Share - Diluted
U.S. GAAP expectation	$5.38	-	$6.06
Exclusions before tax:
Acquisition-related amortization	$1.10	-	$1.13
Stock-based compensation and related excess payroll tax	$2.25	-	$2.41
Expenses related to business combinations	$0.05
Adjustment for income tax effect	($0.60)	-	($0.63)
Non-GAAP expectation	$8.34	-	$8.86

(in millions)	Unlevered Operating Cash Flows
Net cash provided by operating activities	$673.0	-	$723.0
Cash paid for interest	$44.8
Tax benefit	$(7.8)
Unlevered operating cash flows	$710.0	-	$760.0

/ Use of Non-GAAP Measures

We provide non-GAAP revenue, non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income, non-GAAP diluted earnings per share and unlevered operating cash flows as supplemental measures to GAAP regarding our operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.
We use non-GAAP financial measures (a) to evaluate our historical and prospective financial performance as well as our performance relative to our competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and employees. In addition, many financial analysts that follow us focus on and publish both historical results and future projections based on non-GAAP financial measures. We believe that it is in the best interest of our investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested, and we have historically reported, these
Q4 2022 Financial Results // 11

non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.
While we believe that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all our competitors and may not be directly comparable to similarly titled measures of our competitors due to potential differences in the exact method of calculation. We compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.
The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:
Acquisition accounting for deferred revenue. Historically, we have consummated acquisitions in order to support our strategic and other business objectives. Under prior accounting guidance, a fair value provision resulted in acquired deferred revenue that was often recorded on the opening balance sheet at an amount that was lower than the historical carrying value. Although this fair value provision has no impact on our business or cash flow, it adversely impacts our reported GAAP revenue in the reporting periods following an acquisition. In 2022, we adopted accounting guidance which eliminates the fair value provision that resulted in the deferred revenue adjustment on a prospective basis. In order to provide investors with financial information that facilitates comparison of both historical and future results, we provide non-GAAP financial measures which exclude the impact of the acquisition accounting adjustment for acquisitions prior to the adoption of the new guidance in 2022. We believe that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by us in our financial and operational decision-making, and (b) compare our past and future reports of financial results as the revenue reduction related to acquired deferred revenue will not recur when related subscription leases and software maintenance contracts are renewed in future periods.
Amortization of intangible assets from acquisitions. We incur amortization of intangible assets, included in our GAAP presentation of amortization expense, related to various acquisitions we have made. We exclude these expenses for the purpose of calculating non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when we evaluate our continuing operational performance because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by us after the acquisition. Accordingly, we do not consider these expenses for purposes of evaluating our performance during the applicable time period after the acquisition, and we exclude such expenses when making decisions to allocate resources. We believe that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by us in our financial and operational decision-making, and (b) compare our past reports of financial results as we have historically reported these non-GAAP financial measures.
Stock-based compensation expense. We incur expense related to stock-based compensation included in our GAAP presentation of cost of maintenance and service; research and development expense; and selling, general and administrative expense. This non-GAAP adjustment also includes excess payroll tax expense related to stock-based compensation. Although stock-based compensation is an expense and viewed as a form of compensation, we exclude these expenses for the purpose of calculating non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when we evaluate our continuing operational performance. Specifically, we exclude stock-based compensation during our annual budgeting process and our quarterly and annual assessments of our performance. The annual budgeting process is the primary mechanism whereby we allocate resources to various initiatives and operational requirements. Additionally, the annual review by our board of directors during which it compares our historical business model and profitability to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of our senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, we record stock-based compensation expense into a stand-alone cost
Q4 2022 Financial Results // 12

center for which no single operational manager is responsible or accountable. In this way, we can review, on a period-to-period basis, each manager's performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. We believe that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate our operating results and the effectiveness of the methodology used by us to review our operating results, and (b) review historical comparability in our financial reporting as well as comparability with competitors' operating results.
Expenses related to business combinations. We incur expenses for professional services rendered in connection with business combinations, which are included in our GAAP presentation of selling, general and administrative expense. Beginning in the second quarter of 2022, we have updated this non-GAAP measure to include, in addition to professional services rendered in connection with business combinations, other expenses directly related to business combinations, including compensation expenses and concurrent restructuring activities, such as employee severances and other exit costs. These costs are included in our GAAP presentation of selling, general and administrative and research and development expenses. The additional expenses were not material in the current or prior year period. We exclude these acquisition-related expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when we evaluate our continuing operational performance, as we generally would not have otherwise incurred these expenses in the periods presented as a part of our operations. We believe that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate our operating results and the effectiveness of the methodology used by us to review our operating results, and (b) review historical comparability in our financial reporting as well as comparability with competitors' operating results.
Non-GAAP tax provision. We utilize a normalized non-GAAP annual effective tax rate (AETR) to calculate non-GAAP measures. This methodology provides better consistency across interim reporting periods by eliminating the effects of non-recurring items and aligning the non-GAAP tax rate with our expected geographic earnings mix. To project this rate, we analyzed our historic and projected non-GAAP earnings mix by geography along with other factors such as our current tax structure, recurring tax credits and incentives, and expected tax positions. On an annual basis we re-evaluate and update this rate for significant items that may materially affect our projections.

Unlevered operating cash flows. We make cash payments for the interest incurred in connection with our debt financing which are included in our GAAP presentation of operating cash flows. We exclude this cash paid for interest, net of the associated tax benefit, for the purpose of calculating unlevered operating cash flows. Unlevered operating cash flow is a supplemental non-GAAP measure that we use to evaluate our core operating business. We believe this measure is useful to investors and management because it provides a measure of our cash generated through operating activities independent of the capital structure of the business.
Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
We have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP Reporting Measure	Non-GAAP Reporting Measure
Revenue	Non-GAAP Revenue
Gross Profit	Non-GAAP Gross Profit
Gross Profit Margin	Non-GAAP Gross Profit Margin
Operating Income	Non-GAAP Operating Income
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share
Operating Cash Flows	Unlevered Operating Cash Flows

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Constant currency. In addition to the non-GAAP financial measures detailed above, we use constant currency results for financial and operational decision-making and as a means to evaluate period-to-period comparisons by excluding the effects of foreign currency fluctuations on the reported results. To present this information, the 2022 results for entities whose functional currency is a currency other than the U.S. Dollar were converted to U.S. Dollars at rates that were in effect for the 2021 comparable period, rather than the actual exchange rates in effect for 2022. Constant currency growth rates are calculated by adjusting the 2022 reported amounts by the 2022 currency fluctuation impacts and comparing the adjusted amounts to the 2021 comparable period reported amounts. We believe that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by us in our financial and operational decision-making, and (b) compare our reported results to our past reports of financial results without the effects of foreign currency fluctuations.

/ About Ansys
When visionary companies need to know how their world-changing ideas will perform, they close the gap between design and reality with Ansys simulation. For more than 50 years, Ansys software has enabled innovators across industries to push boundaries by using the predictive power of simulation. From sustainable transportation to advanced semiconductors, from satellite systems to life-saving medical devices, the next great leaps in human advancement will be powered by Ansys.
Take a leap of certainty … with Ansys.

/ Forward-Looking Information
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that provide current expectations or forecasts of future events based on certain assumptions. Forward-looking statements are subject to risks, uncertainties, and factors relating to our business which could cause our actual results to differ materially from the expectations expressed in or implied by such forward-looking statements.

Forward-looking statements use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “outlook,” “plan,” “predict,” “project,” “should,” “target,” or other words of similar meaning. Forward-looking statements include those about market opportunity, including our total addressable market. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

The risks associated with the following, among others, could cause actual results to differ materially from those described in any forward-looking statements:

•adverse conditions in the macroeconomic environment, including high inflation, recessionary conditions and volatility in equity and foreign exchange markets; political, economic and regulatory uncertainties in the countries and regions in which we operate;

•impacts from tariffs, trade sanctions, export controls or other trade barriers including export control restrictions and licensing requirements for exports to China, and impacts from changes to diplomatic relations and trade policy between the United States and Russia or the United States and other countries that may support Russia or take similar actions due to the conflict between Russia and Ukraine;

•constrained credit and liquidity due to disruptions in the global economy and financial markets, which may limit or delay availability of credit under our existing or new credit facilities, or which may limit our ability to obtain credit or financing on acceptable terms or at all;

•our ability to timely recruit and retain key personnel in a highly competitive labor market for skilled personnel, including potential financial impacts of wage inflation;
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•declines in our customers’ businesses resulting in adverse changes in procurement patterns; disruptions in accounts receivable and cash flow due to customers’ liquidity challenges and commercial deterioration; uncertainties regarding demand for our products and services in the future and our customers’ acceptance of new products; delays or declines in anticipated sales due to reduced or altered sales and marketing interactions with customers; and potential variations in our sales forecast compared to actual sales;

•increased volatility in our revenue due to the timing, duration and value of multi-year subscription lease contracts; and our reliance on high renewal rates for annual subscription lease and maintenance contracts;

•our ability to protect our proprietary technology; cybersecurity threats or other security breaches, including in relation to breaches occurring through our products and an increased level of our activity that is occurring from remote global off-site locations; and disclosure and misuse of employee or customer data whether as a result of a cybersecurity incident or otherwise;

•our ability and our channel partners’ ability to comply with laws and regulations in relevant jurisdictions; and the outcome of contingencies, including legal proceedings, government or regulatory investigations and tax audit cases;

•uncertainty regarding income tax estimates in the jurisdictions in which we operate; and the effect of changes in tax laws and regulations in the jurisdictions in which we operate;

•the quality of our products, including the strength of features, functionality and integrated multiphysics capabilities; our ability to develop and market new products to address the industry’s rapidly changing technology; failures or errors in our products and services; and increased pricing pressure as a result of the competitive environment in which we operate;
•investments in complementary companies, products, services and technologies; our ability to complete and successfully integrate our acquisitions and realize the financial and business benefits of the transactions; and the impact indebtedness incurred in connection with any acquisition could have on our operations;

•investments in global sales and marketing organizations and global business infrastructure; and dependence on our channel partners for the distribution of our products;

•current and potential future impacts of a global health crisis, natural disaster or catastrophe, including the COVID-19 pandemic and actions taken to address the pandemic by our customers, suppliers, regulatory authorities and our business, on the global economy and consolidated financial statements and other public health and safety risks; and government actions or mandates surrounding the COVID-19 pandemic;

•operational disruptions generally or specifically in connection with transitions to and from remote work environments; and the failure of our technological infrastructure or those of the service providers upon whom we rely including for infrastructure and cloud services;

•our intention to repatriate previously taxed earnings and to reinvest all other earnings of our non-U.S. subsidiaries;

•plans for future capital spending; the extent of corporate benefits from such spending including with respect to customer relationship management; and higher than anticipated costs for research and development or slowdown in our research and development activities;

•our ability to execute on our strategies related to environmental, social, and governance matters, and meet evolving and varied expectations, including as a result of evolving regulatory and other standards, processes, and assumptions, the pace of scientific and technological developments, increased costs and the availability of requisite financing, and changes in carbon markets; and
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•other risks and uncertainties described in our reports filed from time to time with the Securities and Exchange Commission (the SEC).

Ansys and any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries. All other brand, product, service and feature names or trademarks are the property of their respective owners.

Visit https://investors.ansys.com for more information.

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